UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 10, 2024

Date of Report (Date of earliest event reported)

IMMERSION CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-38334	94-3180138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

2999 N.E. 191st Street, Suite 610, Aventura, FL  33180

(Address of principal executive offices and zip code)

(408) 467-1900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IMMR	The NASDAQ Global Market
Series B Junior Participating Preferred Stock Purchase Rights

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

This Current Report on Form 8-K is being filed in connection with the completion, on June 10, 2024 (the “Closing Date”), of the previously announced Transactions (defined below) contemplated by that certain Standby, Securities Purchase and Debt Conversion Agreement (the “Purchase Agreement”) among Toro 18 Holdings, LLC (“Investor”), a Delaware limited liability company and wholly owned subsidiary of Immersion Corporation (the “Registrant”), Barnes & Noble Education, Inc., a Delaware corporation (“BNED”), Vital Fundco, LLC (“Vital”), TopLids LendCo, LLC (“TopLids” and, together with Vital, the “Lien Purchasers”), Outerbridge Capital Management, LLC (“Outerbridge”), and Selz Family 2011 Trust (“Selz” and, together with Outerbridge, Investor, Vital, and TopLids, each individually a “Purchaser” and together the “Purchasers”), following BNED’s receipt of the requisite approval of its stockholders at a special meeting of its stockholder held on June 5, 2024.

Pursuant to the terms of the Purchase Agreement, BNED conducted a rights offering (the “Rights Offering”), whereby BNED distributed at no charge to the holders of its common stock (“BNED Common Stock”) non-transferable subscription rights (“Rights”) to purchase up to an aggregate of 900,000,000 new shares of BNED Common Stock (the “Offered Shares”) at a subscription price of $0.05 per share (the “Subscription Price”).  On the Closing Date, the Company issued the Offered Shares, which generated $45,000,000 in gross proceeds, including $10,033,507 of Offered Shares purchased by Investor pursuant to the Backstop Commitment (as defined in the Purchase Agreement). Pursuant to the Backstop Commitment, the Registrant, through Investor, purchased 200,670,135 shares of BNED Common Stock. BNED reimbursed the Registrant, through Investor, for reasonable legal and other expenses in connection with the Transactions in the amount of $2,450,000. BNED also paid an amount equal to $2,450,000 to the Registrant, through Investor, as payment in consideration for its Backstop Commitment.

In addition to the Rights Offering, the Registrant, through Investor, purchased from BNED an aggregate of 900,000,000 new shares of BNED Common Stock at the Subscription Price for a purchase price of $45,000,000 (the “PIPE Transaction”, and together with the Rights Offering, the “Transactions”).

In connection with the Closing, BNED appointed Eric Singer, William C. Martin, Emily S. Hoffman, and Elias Nader to serve as members of the board of directors of BNED (the “BNED Board”) following the Closing.  Messrs. Singer, Martin and Nader and Ms. Hoffman are current members of the Registrant’s board of directors.  In addition, at the Closing, Sean Madnani was appointed to the BNED Board along with two existing directors, Kathryn Eberle Walker and Denise Warren who will each continue to serve on the BNED Board following the Closing.

On June 11, 2024, BNED filed an amendment to BNED’s Certificate of Incorporation, as amended, to effect a reverse split of the BNED Common Stock at a ratio of 1-for-100 (the “Reverse Stock Split”). Accordingly, shares purchased by Investor in the Transactions have been adjusted to reflect the Reverse Stock Split as of 5:01 p.m. Eastern Time on June 11, 2024.

The foregoing description of the Purchase Agreement and the Transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 16, 2024.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses or Funds Acquired.

              The financial statements required by Item 9.01(a) of Form 8-K are not included in this Current Report. The Company intends to file these financial statements by amendment within the timeframe permitted by Item 9.01(a).

(b) Pro Forma Financial Information.

              The pro forma financial information required by Item 9.01(b) of Form 8-K is not included in this Current Report. The Company intends to file this pro forma information by amendment within the timeframe permitted by Item 9.01(b).

(d) Exhibits.

Exhibit No.	Exhibit Title
10.1

Standby, Securities Purchase and Debt Conversion Agreement, dated as of April 16, 2024, by and among Toro 18 Holdings LLC, Barnes & Noble Education, Inc., Vital Fundco, LLC, TopLids LendCo, LLC, Outerbridge Capital Management, LLC, and Selz Family 2011 Trust. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K Immersion Corporation, filed with the SEC on April 16, 2024).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date:	June 12, 2024	By:	/s/ ERIC SINGER
		Name:	Eric Singer
		Title:	Chief Executive Officer